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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 5, 1999


                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
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             (Exact name of Registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


          0-15949                                       94-2862863
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        (Commission                                   (IRS Employer
        File Number)                               Identification No.)


                        75 Rowland Way, Novato, CA 94945
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               (Address of principal executive offices) (Zip code)


                                 (415) 257-3000
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


        On May 5, 1999, the Board of Directors (the "Board") of International Microcomputer Software, Inc. (the "Company"), pursuant to the recommendation of audit committee, approved a resolution authorizing management to engage Grant Thornton LLP ("Grant Thornton") as the Company's independent auditor, upon such terms as may be negotiated by management. On May 5, 1999, the Company appointed Grant Thornton as the Company's independent auditor. The Company had previously reported on a Form 8-K filed April 26, 1999, that on April 19, 1999, the Company received a letter from Deloitte & Touche LLP ("D&T"), resigning as the Company's independent accounting firm.

        During the Company's two most recent fiscal years and the subsequent interim period before engaging Grant Thornton, neither the Company nor anyone acting on its behalf consulted Grant Thornton regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304 of Regulation S-K).

        A letter from Grant Thornton is attached as an Exhibit to this Report.


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        ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS.

(c)     Exhibits.

        16.1 Letter from Grant Thornton LLP dated May 11, 1999 re change in auditor.

        99.1    Press Release dated May 6, 1999.


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 11, 1999

                               International Microcomputer Software, Inc.


                               By: /s/ Costa John
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                                  Costa John
                                  Chief Executive Officer

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